Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Jiuzi Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	_	_	_	_	_	_	_	_
Fees Previously Paid	Equity	Ordinary Shares, par value $0.001 per share (underlying a convertible debenture)	Rule 457(c)	6,300,000	$1.53	$9,639,000	$92.70 per million	$893.54
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$9,639,000		$893.54
	Total Fees Previously Paid							-
	Total Fee Offsets							$893.54 (3)
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Jiuzi Holdings Inc.	F-1	333-257933	July 15, 2021		$10,313.22	Equity	Ordinary Shares, Warrants, and Warrant Shares	_	$94,530,000
Fee Offset Sources	Jiuzi Holdings Inc.	F-1	333-261947		December 30, 2021						$893.54 (3)

(1)	Ordinary shares that may be offered pursuant to this registration statement consist of (1) shares that may be issuable upon conversion of a convertible debenture issued in a private placement on December 3, 2021. For purposes of estimating the number of ordinary shares to be included in this registration statement, we included 6,300,000 shares. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of share splits or share dividends which occur during this continuous offering.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the closing price of $1.53 by the Nasdaq Stock Market on December 29, 2021.

(3)	Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement of $893.54 is being offset by the previously paid registration fee in connection with the registration statement on Form F-1 (registration no. 333-257933) which was withdrawn on December 3, 2021.